Exhibit 10.2

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ACUERDO ENTRE

IBERDROLA Y GAS NATURAL

5 de septiembre de 2005

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En Madrid y Barcelona, a 5 de septiembre de 2005

REUNIDOS:

De una parte, IBERDROLA, S.A., con domicilio en Bilbao, Cardenal Gardoqui, 8, (en lo sucesivo “IBERDROLA”), representada por D. José Ignacio Sánchez-Galán actuando como Vicepresidente y Consejero Delegado

y de otra, GAS NATURAL SDG, S.A., con domicilio en Barcelona, portal del Angel, 20-22 (en lo sucesivo “GAS NATURAL”), representada por D. Rafael Villaseca Marco actuando como Consejero Delegado

En adelante denominadas individualmente “Parte” y conjuntamente “Partes”,

EXPONEN

I. GAS NATURAL tiene intención de tomar el control sobre ENDESA, S.A. (en lo sucesivo “ENDESA”) mediante una oferta pública de adquisición de sus acciones (en lo sucesivo “la Operación”). A efectos del presente Acuerdo, el término control se interpretará conforme a lo dispuesto en el artículo 4 de la Ley de Mercado de Valores y en el artículo 42 del Código de Comercio (en adelante “Control”).

II. GAS NATURAL pretende la creación de un grupo empresarial que compita de forma eficiente en todos los mercados energéticos en beneficio de los consumidores y responder de esta forma a similares procesos de convergencia que están teniendo lugar en todo el mundo.

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III. GAS NATURAL ha llevado a cabo un análisis detallado de los efectos en la competencia que se derivan de la adquisición de control de ENDESA, concluyendo que la Operación merece ser objeto de la aprobación de las autoridades de defensa de la competencia tal y como indican, por otro lado, numerosos precedentes. Puede resultar necesario, en su caso, la aprobación de determinados compromisos de diversa naturaleza que GAS NATURAL está dispuesta en ese caso a asumir.

IV. Para lograr de inmediato los beneficios competitivos que la Operación se propone, resulta necesaria una aplicación ágil y transparente de algunos de dichos compromisos y, por tanto, es conveniente asegurar el acuerdo previo con un tercero sin perjuicio de las facultades reconocidas al Gobierno conforme al Artículo 17 de la Ley 16/89 de Defensa de la Competencia. La naturaleza de algunos de los activos a los que se refieren dichos compromisos, hace aconsejable elegir como adquirente más adecuado a IBERDROLA al contar con reconocida capacidad económica y técnica y ser la empresa que hará el uso más competitivo de los activos transmitidos.

V. Por su parte, IBERDROLA comparte con GAS NATURAL el análisis de los efectos de la Operación en los mercados relevantes, y está de acuerdo en que la aplicación de los compromisos descritos en el Anexo II, consistentes en la transmisión por GAS NATURAL a IBERDROLA de determinados activos y participaciones, tras la adquisición del control de ENDESA garantiza la competencia real y efectiva en los mercados afectados. Por ello, IBERDROLA está de acuerdo en contribuir en el proceso ante las autoridades competentes con objeto de ejecutar de forma rápida y efectiva los referidos compromisos; considera que cumple los criterios expuestos anteriormente para poder participar en su ejecución y, a estos efectos, manifiesta su interés en participar y adquirir los citados activos y participaciones en el proceso de ejecución de estos compromisos, todo ello con sometimiento a las facultades reconocidas al Gobierno conforme al Artículo 17 de la Ley 16/89 de Defensa de la compromisos, Competencia.

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VI. Las Partes, en el diseño de los activos o participaciones a transmitir, han tenido especialmente en cuenta los aspectos regulatorios relacionados con los mismos y en particular lo han hecho en contemplación a la necesidad de garantizar que se mantenga la inversión prevista en cada uno de los sectores, la mejora de la calidad del servicio y, al propio tiempo, asegurando la estabilidad financiera de ambas compañiás.

VII. En particular y en atención a lo anterior, ambas Partes acuerdan que, como parte de los compromisos sometidos a las autoridades de defensa de la competencia y ante las autoridades responsables en materia regulatoria o de mercado de valores (en lo sucesivo en este Acuerdo todas ellas serán denominadas “Autoridades Competentes”), GAS NATURAL transmitirá e IBERDROLA adquirirá los activos especificados en el Anexo II, sujeto a lo que dichas autoridades acuerden, y a lo que se establece en el presente Acuerdo.

VIII. Sin perjuicio de lo anterior, GAS NATURAL, por razones de estructura empresarial del grupo una vez completada la adquisición del control de ENDESA y en atención también a los beneficios directos y futuros que ello puede suponer para el incremento de la competencia y eficiencia del sector energético nacional, desea vender, e IBERDROLA desea comprar, determinadas categorías de activos no relacionados con el procedimiento de aprobación de la Operación ante las Autoridades españolas y que se relacionan en el Anexo I.

IX. Con todo lo anterior, las Partes consideran finalmente que la Operación y los compromisos que resultan del presente Acuerdo son coherentes con el incremento de la competencia efectiva en España, la garantía de los planes de inversión previstos en la planificación energética y el desarrollo internacional de ambas en interés del sector energético nacional.

En consideración a lo anterior, las Partes, reconociéndose mutua capacidad,

ACUERDAN LAS SIGUIENTES ESTIPULACIONES

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PRIMERA

Compromiso de compraventa de activos o participaciones del Anexo I

A	GAS NATURAL se obliga a vender y transmitir, e IBERDROLA se obliga a comprar y adquirir, los activos y participaciones que se identifican en el Anexo I.

B	Este compromiso de compraventa de los activos y participaciones relacionados en el Anexo I está sujeto a las siguientes condiciones:

a.	Que GAS NATURAL, mediante la adquisición de una participación mayoritaria en ENDESA, y por medio de los órganos societarios de ésta, pueda disponer sobre dichos activos o participaciones.

b.	Que se obtengan todas las autorizaciones necesarias en los procedimientos que resulten aplicables a la transmisión de control de dichos activos y participaciones del Anexo I.

SEGUNDA

Compromiso de compraventa de activos o participaciones del Anexo II

A	Aun cuando GAS NATURAL considera que la Operación no afecta sustancialmente a la competencia en los mercados relevantes, GAS NATURAL propondrá a las Autoridades Competentes, un conjunto de remedios y compromisos parte de los cuales son objeto del presente Acuerdo.

B	IBERDROLA considera adecuado y suficiente para la competencia el conjunto de remedios y compromisos ya previstos en este Acuerdo y está interesada en participar en el proceso para la adquisición de dichos activos o participaciones.

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C.	La presente estipulación tiene por objeto

a.	Establecer la contribución de ambas Partes para ejecutar los Compromisos del Anexo II ante las Autoridades Competentes en el contexto del procedimiento de autorización de la Operación de GAS NATURAL para la adquisición de control de ENDESA.
b.	Recoger el reconocimiento por parte de GAS NATURAL de que IBERDROLA tiene la solvencia y capacidad financiera y la experiencia de gestión técnica y económica para poder participar en cualquier proceso de ejecución de los antedichos Compromisos del Anexo II y que, por lo tanto, IBERDROLA puede ser un cesionario aceptable de los activos y participaciones afectados por los Compromisos del Anexo II y el reconocimiento por IBERDROLA de que está en condiciones de cumplir con los Compromisos que en él se establecen.
c.	Recoger el compromiso de las Partes de proceder a la compraventa de los activos y participaciones previstos en el Anexo II en las condiciones que en el mismo se establecen y una vez ejecutada la Operación, siempre que ello resulte compatible con la decisión que adopten las Autoridades Competentes.

D.	IBERDROLA:

a.	Hará sus mejores esfuerzos para que, en el caso de decidir intervenir en los procedimientos de defensa de la competencia y regulatorio de examen de la Operación, esta última sea aprobada por las Autoridades Competentes.
b.	Autoriza expresamente a GAS NATURAL a dar cuenta del presente compromiso de IBERDROLA ante las Autoridades Competentes y a que el mismo tenga el carácter de garantía de adquisición, en los términos de este Acuerdo, para la adecuada ejecución de los referidos Compromisos del Anexo II.

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E.	Por su parte, GAS NATURAL

a.	Presentará el Anexo II con el detalle que considere adecuado como documento anejo a la notificación al Servicio de Defensa de la Competencia, con el objeto de facilitar la aprobación de la Operación por las Autoridades Competentes y, al mismo tiempo, simplificar el examen de los efectos de la operación en el mercado de forma análoga a como se establece en el Artículo 15 ter de la Ley 16/89 de Defensa de la Competencia, sin que su presentación implique un reconocimiento de GAS NATURAL de que la Operación tiene un efecto significativo en la competencia en los mercados afectados.
b.	Hará sus mejores esfuerzos para que las Autoridades Competentes acepten los mencionados compromisos en caso de que dichas autoridades los consideren necesarios para aprobar la Operación conforme al Artículo 17 de la Ley 16/89 de Defensa de la Competencia.

GAS NATURAL se obliga a vender y transmitir, e IBERDROLA se obliga a comprar y adquirir, los activos y participaciones que se identifican en el Anexo II

Este compromiso de compraventa de los activos y participaciones relacionados en el Anexo II está sujeto a:

a.	Que GAS NATURAL, mediante la adquisición de una participación mayoritaria en ENDESA, y por medio de los órganos societarios de ésta, pueda disponer sobre dichos activos o participaciones.
b.	Que ello sea compatible con la decisión que adopten las Autoridades Competentes.

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TERCERA

Régimen de las transmisiones

A.	Las operaciones de transmisión están sujetas a que GAS NATURAL haya tomado el Control de ENDESA, mediante la adquisición de una participación mayoritaria y por medio de los órganos societarios de ésta, pueda disponer sobre los activos o participaciones.

B.	El presente Acuerdo no reconoce a ninguna de las Partes el derecho a intervenir o influir sobre la gestión de los activos o participaciones que sean propiedad de la otra, incluyendo aquellos activos y participaciones a los que se refiere el presente Acuerdo.

C.	El presente Acuerdo constituye el único existente entre las Partes y no crea relación alguna de asociación, cooperación o empresa conjunta entre las mismas, limitándose la relación entre ambas exclusivamente a lo que resulta del presente Acuerdo y a los solos efectos de llevar a efecto las transmisiones de activos previstas.

D.	GAS NATURAL no tendrá limitación alguna respecto a la gestión de los activos o participaciones establecidos en los Anexos I y II, mientras sea titular directa o indirectamente de los mismos, excepto las que resulten de la decisión adoptada por las Autoridades Competentes y la protección del valor de los activos y participaciones a transferir a IBERDROLA mediante su administración ordinaria.

E.	La adquisición de los activos o participaciones por cualquiera de las Partes estará condicionada a la obtención de las autorizaciones de cualquier naturaleza establecidas en la normativa aplicable y eventuales consentimientos de otros terceros. GAS NATURAL hará sus mejores esfuerzos para la tramitación y obtención de las mencionadas autorizaciones y consentimientos.

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F.	En consideración al carácter finalista de promoción de una competencia real y efectiva en el mercado, IBERDROLA se obliga a no transmitir fuera de su grupo de empresas los activos y participaciones adquiridos durante un plazo de 4 años desde la fecha de la adquisición. En caso de que IBERDROLA pretenda transmitir el control, incluso conjunto, de dichos activos o participaciones a un tercero dentro de dicho plazo, GAS NATURAL, a su elección, dispondrá de un derecho de adquisición preferente sobre el tercero para adquirir en las mismas condiciones que el tercero hubiera ofrecido en firme a IBERDROLA.

G.	IBERDROLA, de forma análoga a como GAS NATURAL los va a adquirir, renuncia a realizar un examen previo de los activos o participaciones de ENDESA y, en consecuencia, no podrá exigir responsabilidad al transmitente, debiendo confiar exclusivamente en los datos disponibles públicamente sobre ENDESA y los que IBERDROLA tiene como consecuencia de su propia actividad y conocimiento del sector.

H.	El precio de los distintos activos o participaciones se determinará una vez se produzca la toma de Control de GAS NATURAL sobre ENDESA. A tal fin, en el plazo de los 10 días siguientes a dicha toma de Control, cada Parte designará un banco de negocios. Los dos bancos designados determinarán separadamente en un plazo no superior a 3 semanas el “fair market value” de los activos o participaciones referido al día de toma de control de GAS NATURAL sobre ENDESA. Para calcular dicho valor, los bancos de negocio aplicarán los métodos de descuento de flujos de caja y precios en transacciones precedentes que comporten la adquisición de control. Adicionalmente tomarán en consideración el precio pagado por GAS NATURAL a los accionistas de ENDESA y todos los costes derivados de la desinversión de los activos o participaciones de ENDESA.

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En caso de diferir los precios así determinados hasta un 10% del precio más bajo, se considerará precio final la media aritmética entre ambos. En caso de diferir en más de un 10%, se elegirá, por sorteo, un tercer banco de negocio de entre los siguientes: JP Morgan, Lehman Brothers y Lazard. Las Partes se comprometen a no designar a ninguno de ellos como banco designado para la valoración inicial. El sorteo será organizado por los dos bancos de negocio inicialmente determinados. El tercer banco de negocio deberá determinar de forma objetiva e independiente un tercer precio, en un plazo no superior a 3 semanas. El precio final sera la media aritmética ante el tercer precio y el más cercano a él, de entre los dos determinados inicialmente.

A los efectos de realizar la valoración, GAS NATURAL facilitará a los bancos designados un dossier de valoración que incluirá, al menos, información financiera detallada, tanto histórica como de proyecciones financieras futuras. También proporcionará acceso suficiente al equipo directivo necesario.

Las partes acuerdan que el precio así determinado será definitivo e inimpugnable.

I.	Una vez determinado el precio final, las Partes otorgarán en un plazo no superior a 4 semanas los correspondientes contratos de compra y venta de los activos y participaciones de los Anexos I y II. Dichos contratos deberán prever que el simultáneo pago del precio y transmisión de la propiedad de los activos y participaciones se produzca en el plazo más breve posible, una vez se obtengan las autorizaciones administrativas o de cualquier otra naturaleza que sean necesarias, quedando entre tanto suspendida la ejecución de la transmisión.

J.	Las Partes se obligan a analizar conjuntamente la forma concreta de ejecución de las transmisiones de activos y participaciones objeto de

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este Acuerdo, para que las mismas se efectúen de la forma más eficaz, minimizando, en lo posible, los costes de transacción.

K.	Nada en este Acuerdo limita la libertad de GAS NATURAL de aceptar o no las condiciones que se impongan por parte de las Autoridades Competentes en relación con la Operación.

L.	Nada en este Acuerdo limita la libertad de IBERDROLA de aceptar o no las condiciones que eventualmente se impongan por parte de las Autoridades Competentes en relación con sus adquisiciones de activos y participaciones previstas en este Acuerdo.

M.	La imposibilidad total o parcial de transmitir algún activo o participación relacionado en el presente Acuerdo no impedirá la exigibilidad de la transmisión de los restantes, manteniéndose respecto de ellos el compromiso de compra y venta.

N.	Transcurridos 24 meses desde la firma del presente Acuerdo sin que se haya producido la toma de Control de GAS NATURAL sobre ENDESA, cualquiera de las Partes podrá denunciar el presente Acuerdo ad nutum.

CUARTA

Principios de interpretación

El presente Acuerdo debe interpretarse y su posterior desarrollo y ejecución, realizarse de conformidad con las reglas de la buena fe entre las partes, la equidad entre los recíprocos intereses y la máxima equivalencia entre las prestaciones.

Las obligaciones asumidas por cada Parte en este Acuerdo lo han sido en consideración a las asumidas por la otra, obligándose ambas Partes a cumplir conjuntamente todas las que les incumben de buena fe y con la debida lealtad contractual.

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Ambas Partes acuerdan que las diferencias que puedan surgir en la interpretación o en la ejecución del presente Acuerdo se resolverán de forma amistosa y a través de procedimientos que se correspondan con la relevancia del presente Acuerdo.

QUINTA

Alcance de los compromisos

Los compromisos suscritos en el presente Acuerdo vinculan y serán exigibles de forma solidaria por y a todas las sociedades de los respectivos grupos de sociedades -en el sentido del artículo 4 de la Ley del mercado de Valores- que encabezan las Partes.

Los términos incluidos en los Anexos forman parte del presente Acuerdo.

SEXTA

Validez y eficacia del Acuerdo

La ineficacia o invalidez total o parcial de alguno de los pactos de este Acuerdo no se extenderá al resto de pactos, los cuales se mantendrán en vigor.

Las Partes se comprometen a realizar cuanto sea necesario para la efectividad de los compromisos contenidos en este Acuerdo, actuando de buena fe y, en particular, las Partes se comprometen como condición sustancial a contribuir activamente al cumplimiento de lo previsto en las estipulaciones Primera y Segunda.

SÉPTIMA

Domicilios contractuales

Todas la comunicaciones formales entre las Partes relativas a este Acuerdo se harán por escrito y se entenderá que han sido debidamente comunicadas si

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han sido enviadas mediante envío con acuse de recibo a las siguientes direcciones:

En el caso de GAS NATURAL

Secretario del Consejo de Administración

Portal del Ángel 20-22

08002 Barcelona

En el caso de IBERDROLA

Secretario General

C/ Cardenal Gardoqui, 8.

48008 Bilbao

Cualquier modificación de los datos deberá ser notificada previamente por escrito a la otra Parte y tendrá efecto transcurridos cinco días hábiles desde su notificación.

OCTAVA

Publicidad de este Acuerdo

Dada la naturaleza del presente Acuerdo, GAS NATURAL está obligado, e IBERDROLA así lo reconoce, a que el presente Acuerdo sea objeto de comunicación a las Autoridades Competentes.

Adicionalmente se adjunta como Anexo III el comunicado de prensa conjunto que revela los términos principales de este Acuerdo.

Cualquier otra comunicación pública sobre este Acuerdo que desee hacer una de las Partes deberá ser autorizada previamente por la otra, salvo las que se deriven de las comunicaciones a que se refiere el párrafo primero.

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NOVENA

Compromisos de las Partes en relación con los activos en sectores regulados en España

GAS NATURAL transmitirá los activos con todos los medios precisos para garantizar la adecuada continuidad en la gestión y prestación de los servicios.

Por su parte IBERDROLA asume el compromiso frente a las Autoridades de mantener la inversión prevista en cada uno de los sectores

DÉCIMA

Declaraciones de las Partes en relación con los activos latinoamericanos de ENDESA

GAS NATURAL manifiesta que, al momento de celebrar el presente Acuerdo no es posible establecer compromisos semejantes a los adoptados en las cláusulas anteriores en relación con los activos de ENDESA en Latinoamérica.

En efecto, la consideración de los intereses de los socios minoritarios, del proyecto industrial y de los intereses públicos y generales vinculados a dichos activos, aconsejan profundizar en el conocimiento de los mismos antes de tomar ninguna decisión al respecto.

IBERDROLA manifiesta su interés en adquirir activos en aquellos países en que tiene presencia operativa.

Y en prueba de conformidad con todo lo anterior lo firman por duplicado en el lugar y fecha arriba indicados.

Por IBERDROLA, S.A.	Por GAS NATURAL SDG, S.A.

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Anexo I

Activos o participaciones no afectados por el expediente de concentración ante las Autoridades españolas

a.	Participación del 65% en Societé Nationale d’Electricité et de Thermique

GAS NATURAL estructurará la transmisión mediante la venta directa de los activos o mediante la venta de una sociedad existente o de nueva creación a la que previamente se aportarán dichos activos, o por medio de cualquier otra forma igualmente conveniente.

IBERDROLA se compromete a promover y participar de la forma más activa posible en cualquier proyecto o actuación que se considere necesaria por las autoridades francesas para el incremento de la interconexión del mercado de generación y suministro de energía eléctrica español con el mercado francés.

b.	Conjunto de activos de generación en Italia

GAS NATURAL estructurará la transmisión mediante la venta directa de los activos o mediante la venta de una sociedad existente o de nueva creación a la que previamente se aportarán dichos activos, o por medio de cualquier otra forma igualmente conveniente.

Los activos procederán de la filial italiana de ENDESA FILIAL y la operación puede requerir el consentimiento previo del cosocio de dicha filial.

La compraventa de este paquete de activos queda sujeta a alcanzar un acuerdo con dicho cosocio. GAS NATURAL se compromete a hacer sus mejores esfuerzos para alcanzar dicho acuerdo y se compromete a actuar de forma transparente con IBERDROLA. Por su parte, IBERDROLA se compromete a colaborar en la búsqueda de dicho acuerdo, que en todo caso deberá ser equilibrado para las tres partes afectadas.

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Comprende los activos de generación situados en los siguientes emplazamientos:

-	Fiume Santo
-	Travazzano (se dividirá en dos paquetes, correspondiendo a IBERDROLA el CCGT de 800 MW y un grupo de Fuel Oil de 320 MW)
-	Cotronei
-	Catanzaro

Dentro de este conjunto se incluyen adicionalmente los derechos derivados del acuerdo con GAMESA para el desarrollo de energía eólica en Italia.

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Anexo II

Activos o participaciones sujetos al Plan de remedios ante las

Autoridades españolas

a. Sistema insular balear

Los activos comprenden todos los de las actividades de generación y distribución eléctrica.

GAS NATURAL estructurará la transmisión mediante la venta de una o varias sociedades existentes o de nueva creación a la que previamente se aportarán todos los activos, o por medio de cualquier otra forma igualmente conveniente.

b. Cesión a IBERDROLA de activos de distribución de gas por un volumen de 1.250.000 puntos de suministro

Esta cesión tiene por objeto garantizar la generación de las mayores eficiencias [illegible] sinergias trasladables a los consumidores, y asegurar mayor capacidad de competir para IBERDROLA y para los terceros que utilicen las redes de distribución de ambas.

GAS NATURAL ofrecerá en su plan de remedios la desinversión de activos de distribución por un volumen de 1.250.000 puntos de suministro. GAS NATURAL considera a IBERDROLA el adquirente idóneo de la totalidad de dicho volumen.

Se reconoce a favor de IBERDROLA su deseo de solapamiento territorial de las redes de distribución de gas y electricidad, de acuerdo con las previsiones comunitarias y recomendaciones regulatorias. Por ello la cesión que se realiza en favor de IBERDROLA correspondería a las Comunidades Autónomas de Baleares, de Valencia, de Murcia y de Madrid, en la zona territorial en que IBERDROLA dispone de redes de distribución de electricidad.

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Ambas Partes reconocen que la asignación de estos activos podrá ser objeto de condiciones relativas al acceso efectivo de terceros a las redes de ambas.

Ambas partes consideran que la cesión, sujeto a que las Autoridades Competentes así lo confirmen, permite la promoción y mantenimiento de la competencia real y efectiva en los mercados minoristas de gas y electricidad.

GAS NATURAL estructurará la transmisión mediante la venta de hasta cuatro sociedades territoriales existentes o de nueva creación a las que previamente se aportarán todos los activos de distribución de cada zona a las que se aportarán los medios técnicos y humanos necesarios para permitir el desarrollo, explotación y mantenimiento de la red, así como el suministro con la calidad y seguridad requerida.

c. Activos de generación

Comprende los siguientes activos:

Las 4 unidades de carbón actuales y las instalaciones mineras anexas de As Pontes.

Las 3 unidades de carbón actuales y las instalaciones mineras anexas de Teruel.

La unidad de Fuel-gas actual de Foix y el proyecto en desarrollo de central de ciclo combinado a gas.

IBERDROLA reconoce que la transmisión de estos activos deberá ser aprobada por las Autoridades Competentes en atención a las condiciones de competencia en el mercado español de generación y suministro de electricidad. El compromiso de venta de GAS NATURAL incluirá ofrecer a IBERDROLA como el comprador aceptable de los mismos ante las Autoridades Competentes en atención a su solvencia económica-financiera y su experiencia técnica.

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Anexo III

Comunicado de prensa relativo al Acuerdo entre GAS NATURAL e

IBERDROLA

LOGOTIPO GN	LOGOTIPO IB

GAS NATURAL ACUERDA CON IBERDROLA LA FUTURA

VENTA DE ACTIVOS TRAS LA ADQUISICIÓN DE ENDESA

•	Este acuerdo está supeditado al éxito del proceso de Oferta Pública de Adquisición de Endesa, presentado hoy por Gas Natural SDG.

Las compañías Gas Natural SDG e Iberdrola firmaron hoy un acuerdo para la compraventa de determinados activos de la sociedad resultante de la operación de adquisición de Endesa por parte de la empresa gasista.

El compromiso de venta comprende activos de generación y distribución eléctrica en España, generación eléctrica en Europa (SNET en Francia y diversas centrales en Italia) y determinadas áreas de distribución de gas que incluyen 1,25 millones de clientes en zonas geográficas de España donde Iberdrola desarrolla su actividad.

La transacción considerada se realizará a precios de mercado que serán determinados por bancos de inversión de reconocido prestigio. Su volumen puede estimarse preliminarmente en un rango de entre 7.000 y 9.000 millones de euros.

Este acuerdo se enmarca en el plan de desinversión de activos eléctricos y gasistas que Gas Natural SDG tiene previsto presentar a las autoridades españolas respecto a la Oferta Pública de Adquisición de acciones de Endesa.

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El acuerdo permite a Iberdrola y Gas Natural SDG alcanzar una estructura más equilibrada en los sectores de gas y electricidad. Además, ambas compañías consideran que la operación acelerará el proceso de reordenación y de liberalización del sector energético español e incrementará la competencia efectiva, con el consiguiente beneficio para los consumidores. Asimismo, favorecerá la competitividad de ambas compañías en los mercados internacionales, que tienden ya hacia la convergencia y globalización de los mercados de gas y electricidad, tal y como demuestran algunas operaciones en curso en Europa.

Barcelona, 5 de septiembre de 2005.

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